Press Release

Contact:
Jim Ropella
Senior Vice President and CFO
608-232-5970
jropella@firstbusiness.com

First Business Financial Services Announces Dividend

MADISON, WI – December 17, 2008 – First Business Financial Services, Inc. (Nasdaq:FBIZ) announced that its board of directors has declared a quarterly cash dividend on its common stock of $0.07 per share. The 2008 annualized dividend amount of $0.28 per share is an increase of 7.7% from 2007. The cash dividend is payable on January 15, 2009 to shareholders of record at the close of business on January 1, 2009.

First Business Financial Services, Inc.
First Business Financial Services (Nasdaq:FBIZ) is a Wisconsin-based bank holding company that specializes in focused financial solutions for businesses, key executives, and high net worth individuals through its operating companies. Its companies include: First Business Bank — Madison; First Business Bank — Milwaukee; First Business Bank — Northeast; First Business Trust & Investments; First Business Equipment Finance, LLC; and First Business Capital Corp. For additional information, visit www.firstbusiness.com or call 608-238-8008.

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